UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2006

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SUPER VISION INTERNATIONAL, INC.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 14, 2006, Super Vision International, Inc. (the “Company”) determined to restate its previously filed condensed unaudited financial statements included in the Company’s previously filed Form 10-QSB for the quarter ended March 31, 2006. Such financial statements are being restated to correct the amount of overhead and freight-in costs capitalized as inventory due to an internal calculation error. Because of the accounting error, the Company’s net loss for the quarter ended March 31, 2006 was overstated by $181,331 resulting in a decrease in the Company’s net loss for the quarter ended March 31, 2006 from $396,421 to $215,090, or $.08 per basic and diluted share, and an increase in inventory as of March 31, 2006 of $181,331 from $3,493,557 to $3,674,888. The impact on the quarterly unaudited financial statements included in the Company’s previously filed Form 10-QSB for the quarter ended March 31, 2006 is summarized below:

Three months Ended March 31, 2006
Net loss, as previously reported	$(396,421)
Adjustment to cost of sales	$181,331
Net loss, as restated	$(215,090)
Loss per share, as previously reported	$(0.16)
Loss per share, as restated	$(0.08)

The restatement has no impact on the Company’s 2006 cash flow.

The accounting error described above has been recorded by the Company. The Company will include the restated results for the quarterly period ended March 31, 2006 in an Amendment on Form 10-QSB/A to the Company’s previously filed Form 10-QSB for the same period. Because of the accounting error described above, the condensed unaudited financial statements included in the Company’s previously filed Form 10-QSB for the quarter ended March 31, 2006 should no longer be relied upon.

Officers of the Company authorized to make the Restatement discussed the matters disclosed in this filing with Cross, Fernandez & Riley LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 14, 2006	SUPER VISION INTERNATIONAL, INC.

/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: President and Chief Executive Officer